Exhibit 10(t)(t)

Amendments to Grant Agreements Effective January 1, 2016

For grantees with awards outstanding as of January 1, 2016 of either restricted stock units or performance-adjusted restricted stock units, HP Inc. (the “Company”) has amended the Grant Agreements to provide for full vesting in the event of the Employee’s termination of employment death and, for performance-adjusted restricted stock units, to also provide for full vesting in the event of the employee’s termination of employment due to total and permanent disability. (Grant agreements for time-based restricted stock units already provided for full vesting in the event of termination of employment due to total and permanent disability.) Accordingly, the following provisions of any Grant Agreement that is outstanding on January 1, 2016 are amended as reflected below.  All other provisions of your Grant Agreement remain unchanged.

These amendments apply only to grants made under a Company equity plan.  Grant agreements that were assumed by the Company pursuant to an acquisition have not been amended and continue to be treated according to their original terms, except to the extent modified due to the relevant acquisition.

Time-based Restricted Stock Units granted before January 1, 2016

Current Section 9

9.                                In the event of the Employee’s death prior to the end of the Restriction Period, the Employee shall vest in a prorated number of RSUs equal to the total number of RSUs, multiplied by a fraction equal to the number of completed calendar months during which the Employee was employed during the Restriction Period, divided by the number of months in the total Restriction Period, less any shares that vested prior to termination, plus any dividend equivalent payments on such vested RSUs.

New Section 9:

9.                                      In the event of the Employee’s death prior to the end of the Restriction Period, all unvested RSUs shall immediately vest including any amounts for dividend equivalent payments on such vested RSUs and any such vested portion shall be delivered within 75 days of vesting.

Performance-adjusted Restricted Stock Units granted before January 1, 2016

Current Section 9:

9.                                      In the event that termination of employment is due to the death of the Employee, a Pro Rata Portion of the PARSUs shall vest. “Pro Rata Portion” for purposes of this Grant Agreement shall mean a number of PARSUs equal to the number of PARSUs that are determined to be vested pursuant to Section 3 above for each Segment, multiplied by a fraction equal to the number of whole months during which the Employee was employed in such Segment, divided by the number of months in the Segment.

New Section 9:

9.                                      In the event that termination of employment is due to the death of the Employee, all unvested portions of the PARSUs, including any amounts for dividend equivalent payments, shall vest based on performance at target levels and any such vested portion shall be delivered within 75 days of vesting.

Current Section 11:

11.                               In the event that termination of employment is due to the total and permanent disability of the Employee, a Pro Rata Portion of the PARSUs shall vest.  The Company’s obligation to deliver the amounts that vest pursuant to this Section 11 is subject to the condition that (a) the Employee shall have executed a current ARCIPD that is satisfactory to the Company, and (b) during the portion of the Performance Period following termination of the Employee’s active employment, the Employee is in compliance with any-post employment restrictions in the ARCIPD and does not engage in any conduct that creates a conflict of interest in the opinion of the Company.

New Section 11:

11.                               In the event that termination of employment is due to the total and permanent disability of the Employee, all unvested portions of the PARSUs, including any amounts for dividend equivalent payments, shall vest based on performance at target levels and any such vested portion shall be delivered within 75 days of vesting.  The Company’s obligation to deliver the amounts that vest pursuant to this Section 11 is subject to the condition that (a) the Employee shall have executed a current ARCIPD that is satisfactory to the Company, and (b) during the portion of the Performance Period following termination of the Employee’s active employment, the Employee is in compliance with any-post employment restrictions in the ARCIPD and does not engage in any conduct that creates a conflict of interest in the opinion of the Company.